Exhibit (a)(1)(E)

Offer to Purchase for Cash
up to

962,636 Shares of
Donegal Group Inc. Series B Common Stock
at $30.00 Per Share

by

Gregory Mark Shepard

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
NEW YORK CITY TIME, ON APRIL 19, 2013 UNLESS THE OFFER IS EXTENDED.

March 20, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated March 20, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal in connection with the tender offer by Gregory Mark Shepard (“Offeror”), a Florida resident, to purchase, up to 962,636 shares of Series B common stock, par value $0.01 per share (the “Class B Shares”), or, such lesser number of shares as are properly tendered and not properly withdrawn, of Donegal Group Inc., a Delaware corporation (the “Company”), at a price of $30.00 per share of Class B common stock (the “Class B Offer Price”), net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

If a stockholder desires to tender Class B Shares pursuant to the Offer and such stockholder’s Class B Share Certificates (as defined in the Offer to Purchase) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase), such Class B Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in the Offer to Purchase. See the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF CLASS B SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH CLASS B SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER CLASS B SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Class B Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

•	The Class B Offer Price is $30.00 per Class B Share, net to you in cash without interest and subject to applicable withholding taxes upon the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal;

•	The Offer is being made for up to 962,636 Class B Shares;

•	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 19, 2013, UNLESS THE OFFER IS EXTENDED;

•	The Offer is conditioned upon, among other things: (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer, 925,000 Class B Shares; (2) the appointment of three persons selected by Offeror to the Boards of Directors of each of the Company and Donegal Mutual Insurance Company, with no increase in the size of each board from 12 directors; (3) the Company not issuing any additional stock options (except stock options issued pursuant to currently approved stock option plans), any rights to purchase Class A or Class B Shares, or any additional Class A or Class B Shares or preferred stock; (4) Offeror having obtained all regulatory approvals from state insurance regulators and the Federal Reserve Board necessary to complete the Offer on terms and conditions satisfactory to Offeror in his sole discretion; (5) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (6) no litigation involving the Offer.

•	Except as otherwise provided in the Letter of Transmittal, stockholders who tender Class B Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or stock transfer taxes with respect to the purchase of Class B Shares by Offeror pursuant to the Offer.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto and is being made to all holders of Class B Shares. Offeror is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute or seek to have such statute declared inapplicable to the Offer. If Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Class B Shares pursuant thereto, Offeror will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Offeror cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Class B Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

In all cases, payment for Class B Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Class B Share certificates (or a timely Book-Entry Confirmation), (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in the Offer to Purchase), an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Class B Share certificates or Book-Entry Confirmations with respect to Class B Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by Offeror for the Class B Shares, regardless of any extension of the Offer or any delay in making payment.

If you wish to have us tender any or all of your Class B Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of, or otherwise accompanying, this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Class B Shares, all such Class B Shares will be tendered unless otherwise specified in your instructions.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE

Offer to Purchase for Cash
up to

962,636 Shares of
Donegal Group Inc. Series B Common Stock
at $30.00 Per Share

by

Gregory Mark Shepard

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 20, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase and any amendments or supplements thereto, the “Offer”) in connection with the tender offer by Gregory Mark Shepard to purchase up to 962,636 shares of Series B common stock, par value $0.01 per share (the “Class B Shares”), or, such lesser number of shares as are properly tendered and not properly withdrawn, of Donegal Group Inc., a Delaware corporation (the “Company”), at a price of $30.00 per share of Class B common stock (the “Class B Offer Price”), net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal.

This will instruct you to tender the number of Class B Shares indicated below (or, if no number is indicated below, all Class B Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Class B Shares to be Tendered:
Class B Shares:
Dated:
Account Number:

Signature(s)

Print Name(s):
Address(es):

Area Code and Telephone Number(s):